[U.S. TRUST LETTERHEAD]


October 22, 1999

Jonathan Gottlieb
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019

Re: Corporate Asset Backed Corporation (Bellsouth Debentures) Trust

Dear Jonathan:

On October 15, 1999 United States Trust Company of New York, as Trustee of the above referenced trust, received $1,518,750.00 representing interest on $45,000,000 of Bellsouth 6 3/4 Debentures. This interest was disbursed as follows:


To the Trust Certificate Holders:  $1,290,937.50

To the Depositor:                  $227,812.50

The payment to the Depositor is defined in the Trust Agreement as the Retained Amount. If you have any questions, please call me at 212-852-1622.


Sincerely,


/s/ MILLIE CICERO

Millie Cicero
Assistant Secretary

                               CASH TRANSACTIONS


                               CABCO TR FOR J.C.
                                     PENNEY



October 15, 1999                                  Receipt of Interest on
                                                  BellSouth 6.75%                                                $1,518,750

October 15                                        Funds Disbursed to
                                                  Holders of CABCO
                                                  Trust Certificates                                             $1,290,937.50

October 15, 1999                                  Funds Disbursed to the                                         $227,812.50
                                                  Depositor


